WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Registrant's consolidated financial statements for the year ended September
30, 1995 filed as part of the Registrant's Form 10-K for the year ended
Septemeber 30, 1995 and is qualified in its entirety by reference to such Form
10-K.
</LEGEND>
<RESTATED>  Yes
<MULTIPLIER> 1,000
<CURRENCY> US DOLLARS

<PERIOD-TYPE>                    YEAR
<FISCAL-YEAR-END>                   SEP-30-1995
<PERIOD-START>                      OCT-01-1994
<PERIOD-END>                        SEP-30-1995
<EXCHANGE-RATE>                               1
<CASH>                                    6,189
<SECURITIES>                                  0
<RECEIVABLES>                           489,486
<ALLOWANCES>                              8,611
<INVENTORY>                             151,190
<CURRENT-ASSETS>                              0
<PP&E>                                  133,136
<DEPRECIATION>                           31,378
<TOTAL-ASSETS>                          782,640
<CURRENT-LIABILITIES>                   241,805
<BONDS>                                 198,812
<PREFERRED-MANDATORY>                         0
<PREFERRED>                                   0
<COMMON>                                 11,086
<OTHER-SE>                              307,322
<TOTAL-LIABILITY-AND-EQUITY>            782,640
<SALES>                                 741,521
<TOTAL-REVENUES>                        621,412
<CGS>                                   543,320
<TOTAL-COSTS>                           721,409
<OTHER-EXPENSES>                              0
<LOSS-PROVISION>                          2,109
<INTEREST-EXPENSE>                       24,897
<INCOME-PRETAX>                          72,997
<INCOME-TAX>                             26,374
<INCOME-CONTINUING>                           0
<DISCONTINUED>                                0
<EXTRAORDINARY>                               0
<CHANGES>                                     0
<NET-INCOME>                             46,623
<EPS-PRIMARY>                              1.03<F1>
<EPS-DILUTED>                               .99

<F1> EPS BASIC
<F2> In June 1995, Oakwood acquired Destiny Industries, Inc. a subchapter S
Corporation whose earnings were includable in the tax returns of its shareholders. Consequently, Destiny's financial statements did not reflect a provision for income taxes prior to its acquisition by the Company. Income taxes and net income above are on a historical basis, however, EPS is only presented on a proforma basis (assuming Destiny's results had been includable in the Company's tax returns) as historical EPS is not meaningful. Proforma taxes and net income were $27,679 and $45,318, respectively.
<F3>The Registrant adopted Statement of Financial Accounting Standards No. 128,
"Earnings Per Share" on October 1, 1997. This schedule has been restated to reflect such adoption.

